Exhibit 32.1

FOREVERGREEN WORLDWIDE CORPORATION

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officers of ForeverGreen Worldwide Corporation certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

a.

the quarterly report on Form 10-Q of ForeverGreen Worldwide Corporation for the quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of ForeverGreen Worldwide Corporation.

Date: November 13, 2013	/s/ Ronald K. Williams Ronald K. Williams Chief Executive Officer
Date: November 13, 2013	/s/ Jack B. Eldridge Jr. Jack B. Eldridge Jr. Chief Financial Officer